Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed combined financial information of Del Frisco’s Restaurant Group, Inc. and its subsidiaries (“Del Frisco’s”, the "Company" or "we," "our," "us" and similar terms unless the context indicates otherwise) gives effect to the acquisition of Barteca Holdings, LLC and its subsidiaries (“Barteca”) which closed on June 27, 2018 (“the Barteca Acquisition”), the related financing pursuant to the terms of the credit agreement with JPMorgan Chase Bank, N.A. as the administrative agent (“the Credit Agreement”), and the issuance of 12,937,500 shares of common stock on August 6, 2018 (“the Public Offering of Common Stock”), all of which are collectively referred to as “the Transactions”. Additionally, the following unaudited pro forma condensed combined financial information gives effect to the sale of the Sullivan’s Steakhouse business that occurred on September 21, 2018 (“the Sullivan’s Divestiture”). Each of these transactions are further described in Note 1 below.
The unaudited pro forma condensed combined financial information are intended to reflect:

•
the impact of the Barteca Acquisition, which will be accounted for as a business combination in accordance with ASC 805, Business Combinations (as further described in Note 2) and the related changes in depreciation and amortization resulting from the preliminary allocation of purchase price;

•	the impact of the Credit Agreements, including relevant borrowings, repayments, and interest expense;

•
the repayment of Del Frisco’s outstanding indebtedness as of June 26, 2018, including the aggregate outstanding principal amount and all accrued but unpaid interest, fees, premiums, penalties and other amounts owed;

•	the impact of the Public Offering of Common Stock, including repayment of a portion of the borrowings outstanding pursuant to the Credit Agreements; and

•
the impact of the Sullivan’s Divestiture, which will be accounted for as a discontinued operation in accordance with ASC 205-20, Presentation of Financial Statements, Discontinued Operations (“ASC 205”) (as further described in Note 2).

The unaudited pro forma condensed combined balance sheet assumes the Transactions and the Sullivan’s Divestiture occurred on June 26, 2018. It combines Del Frisco’s unaudited condensed consolidated balance sheet as of June 26, 2018 with Barteca’s unaudited condensed consolidated balance sheet as of April 3, 2018.
The unaudited pro forma condensed combined statements of operations for the twenty six weeks ended June 26, 2018 and the fiscal year ended December 26, 2017 combine the historical consolidated statements of operations of Del Frisco’s and Barteca and assume the Transactions occurred on December 28, 2016, the first day of Del Frisco’s most recent fiscal year. The unaudited pro forma statement of operations for the twenty six weeks ended June 26, 2018 include Barteca’s results for the thirteen weeks ended April 3, 2018 and the twelve week period from April 4, 2018 to June 26, 2018, the date prior to the date of the consummation of the Barteca acquisition.
The unaudited pro forma condensed combined statements of operations for twenty six weeks ended June 26, 2018 the fiscal years ended December 26, 2017, December 27, 2016 and December 29, 2015 assume the Sullivan’s Divestiture occurred on December 31, 2014, the first day of Del Frisco’s earliest fiscal year presented.
The pro forma adjustments are based upon currently available information and certain assumptions that Del Frisco’s management believes are reasonable. The unaudited pro forma condensed combined financial information is presented for informational purposes only and is not intended to present or be indicative of what the results of operations or financial position would have been had the events actually occurred on the dates indicated, nor is it meant to be indicative of future results of operations or financial position for any future period or as of any future date. The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, or any anticipated cost savings or operating synergies that may result from the Transactions and the Sullivan’s Divestiture.
In the opinion of Del Frisco’s management, the pro forma adjustments reflected in the unaudited pro forma condensed combined financial information are based on items that are (1) directly attributable to the Transactions and the Sullivan’s Divestiture, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the combined results. However, such adjustments are estimates based on certain assumptions and may not prove to be accurate. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with Del Frisco’s and Barteca’s respective historical financial statements referenced below:

•
Del Frisco’s consolidated financial statements and related notes thereto contained in its Quarterly Report on Form 10-Q as of and for the twenty six weeks ended June 26, 2018 and its Annual Report on Form 10-K as of and for the years ended December 26, 2017, December 27, 2016 and December 29, 2015; and

•
Barteca’s consolidated financial statements and related notes thereto as of and for the thirteen week period ended April 3, 2018 and as of and for the year ended January 2, 2018 included in the Del Frisco’s Current Report on Form 8-K dated June 27, 2018.

The unaudited pro forma condensed combined financial information and related notes have been prepared utilizing the period end dates for Del Frisco’s and Barteca which differ by fewer than 93 days, as permitted by Regulation S-X.

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
As of June 26, 2018

(Amounts in thousands)	Historical Del Frisco	Historical Barteca(1)	Acquisition Adjustments		Offering and Financing Adjustments		Disposal Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$897	$3,005	$2,132	6 (a)	$4,362	8 (a)	$10,442	10 (a)	$20,838
Inventory	18,238	2,058	—		—		(2,297)	10 (b)	17,999
Income taxes receivable	39	—	—		—		—		39
Lease incentives receivable	9,363	2,133	—		—		—		11,496
Prepaid expenses and other assets	6,789	4,699	(1,115)	6 (b)	—		(589)	10 (b)	9,784
Total current assets	35,326	11,895	1,017		4,362		7,556		60,156
Property and equipment:
Leasehold improvements	235,443	43,469	(5,509)	6 (c)	—		(33,772)	10 (b)	239,631
Furniture, fixtures, and equipment	73,966	18,965	(6,573)	6 (c)	—		(12,867)	10 (b)	73,491
Building improvements	—	15,572	(2,075)	6 (c)	—		—		13,497
Construction in progress	—	3,616	—		—		—		3,616
Property and equipment, gross	309,409	81,622	(14,157)		—		(46,639)		330,235
Less accumulated depreciation	(108,159)	(20,045)	20,045	6 (c)	—		26,236	10 (b)	(81,923)
Property and equipment, net	201,250	61,577	5,888	6 (c)	—		(20,403)		248,312
Goodwill	62,157	24,756	116,843	6 (d)	—		(18,192)	10 (b)	185,564
Intangible assets, net	36,944	2,590	134,750	6 (e)	—		(16,716)	10 (b)	157,568
Deferred income taxes	2,043	—	—		—		(985)	10 (c)	1,058
Other assets	15,402	2,352	1,250	6 (f)	—		(1)	10 (b)	19,003
Total assets	$353,122	$103,170	$259,748		$4,362		$(48,741)		$671,661

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$4,655	$—	$(4,655)	6 (a)	$—		$—		$—
Accounts payable	16,022	3,287	—		—		—		19,309
Deferred revenue	13,116	1,068	—		—		—		14,184
Sales tax payable	1,978	1,104	—		—		—		3,082
Accrued payroll	7,342	1,626	—		—		(168)	10 (b)	8,800
Current portion of deferred rent obligations	5,998	—	—		—		(99)	10 (b)	5,899
Current portion of long-term debt	—	3,272	628	6 (f)	(948)	8 (b)	—		2,952
Other current liabilities	4,815	3,471	98	6 (g)	—		—		8,384
Total current liabilities	53,926	13,828	(3,929)		(948)		(267)		62,610

Noncurrent liabilities:
Long-term debt	40,476	55,520	278,791	6 (f)	(73,740)	8 (b)	(18,869)	10 (d)	282,178
Obligation under capital lease	826	4,524	—		—		—		5,350
Deferred rent obligations	55,010	6,978	(6,978)	6 (h)	—		(3,600)	10 (b)	51,410
Deferred income taxes, net	—	—	16,244	6 (i)	—		—		16,244
Other liabilities	12,685	—	—		—		—		12,685
Total liabilities	162,923	80,850	284,128		(74,688)		(22,736)		430,477
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—		—		—		—
Common stock	24	3,085	(3,085)	6 (j)	14	8 (c)	—		38
Treasury stock	(67,823)	—	—		—		—		(67,823)
Additional paid in capital	149,478	—	—		97,325	8 (c)	—		246,803
Retained earnings	108,520	19,235	(21,295)	6 (j)	(18,289)	8 (d)	(26,005)	10 (e)	62,166
Total stockholders' equity	190,199	22,320	(24,380)	6 (j)	79,050		(26,005)		241,184
Total liabilities and stockholders' equity	$353,122	$103,170	$259,748		$4,362		$(48,741)		$671,661

1.	As of April 3, 2018
See notes to unaudited pro forma condensed combined financial information

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statements of Operations
Twenty Six Weeks Ended June 26, 2018

(Amounts in thousands, except per share data)	Historical Del Frisco	Historical Barteca(1)	Historical Barteca(2)	Acquisition Adjustments		Offering and Financing Adjustments		Disposal Adjustments		Pro Forma Combined
Revenues	$179,343	$31,280	$36,938	$—		$—		$(30,279)	11 (a)	$217,282
Costs and expenses:
Cost of sales	52,110	7,735	8,956	—		—		(9,356)	11 (a)	59,445
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	87,622	15,733	17,444	61	7 (a)	—		(13,819)	11 (a)	107,041
Marketing and advertising costs	4,016	—	—	—		—		(820)	11 (a)	3,196
Pre-opening costs	2,549	396	353	—		—		—		3,298
General and administrative costs	16,834	3,546	12,411	(1,572)	7 (b)	—		(2,304)	11 (a)	28,915
Donations	58	—	—	—		—		—		58
Consulting project costs	854	—	—	—		—		—		854
Acquisition and disposition costs	5,015	—	1,124	(5,406)	7 (c)	—		—		733
Reorganization severance	113	—	—	—		—		—		113
Lease termination and closing costs	1,389	—	—	—		—		(859)	11 (a)	530
Impairment charges	84	—	—	—		—		(84)	11 (a)	—
Depreciation and amortization	10,475	1,689	1,969	(1,008)	7 (d)	—		(2,104)	11 (a)	11,021
Total costs and expenses	181,119	29,099	42,257	(7,925)		—		(29,346)		215,204
Operating income	(1,776)	2,181	(5,319)	7,925				(933)		2,078
Other income (expense), net:
Interest, net of capitalized interest	(813)	(1,075)	(1,172)	(11,999)	7 (e)	1,424	9 (a)	597	11 (b)	(13,038)
Other	(49)	—	(1)	—		—		(5)	11 (a)	(55)
(Loss) income before income taxes	(2,638)	1,106	(6,492)	(4,074)		1,424		(341)		(11,015)
Income tax (benefit) expense	(1,476)	72	218	(3,024)	7 (f)	299	9 (b)	(45)	11 (a)	(3,956)
Net (loss) income from continuing operations	$(1,162)	$1,034	$(6,710)	$(1,050)		$1,125		$(296)		$(7,059)

Net (loss) income from continuing operations per average common share:
Basic:	$(0.06)	$—							12	$(0.21)
Diluted:	$(0.06)	—							12	$(0.21)

Weighted-average number of common shares outstanding:
Basic:	20,347	—								33,285
Diluted:	20,347	—								33,285

1.	For the thirteen weeks ended April 3, 2018.

2.	For the period from April 4, 2018 to June 26, 2018.
See notes to unaudited pro forma condensed combined financial information.

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statements of Operations
Fiscal Year Ended December 26, 2017

(Amounts in thousands, except per share data)	Historical Del Frisco	Historical Barteca(1)	Acquisition Adjustments		Offering and Financing Adjustments		Disposal Adjustments		Pro Forma Combined
Revenues	$361,431	$128,169	$—		$—		$(67,571)	11 (a)	$422,029
Costs and expenses:
Cost of sales	103,976	31,869	—		—		(20,359)	11 (a)	115,486
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	177,170	63,629	211	7 (a)	—		(31,776)	11 (a)	209,234
Insurance recovery	(1,073)	—	—		—		1,073	11 (a)	—
Marketing and advertising costs	8,393	—	—		—		(1,981)	11 (a)	6,412
Pre-opening costs	2,182	2,134	—		—		—		4,316
General and administrative costs	28,421	13,254	(302)	7 (b)	—		(4,302)	11 (a)	37,071
Donations	836	—	—		—		—		836
Consulting project costs	2,786	—	—		—		—		2,786
Reorganization severance costs	1,072	—	—		—		—		1,072
Lease termination and closing costs	538	—	—		—		(541)	11 (a)	(3)
Impairment charges	37,053	—	—		—		(14,123)	11 (a)	22,930
Depreciation and amortization	23,399	6,112	(807)	7 (d)	—		(5,805)	11 (a)	22,899
Total costs and expenses	384,753	116,998	(898)		—		(77,814)		423,039
Insurance settlements	1,153	—	—		—		(1,153)		—
Operating income (loss)	(22,169)	11,171	898		—		9,090		(1,010)
Other income (expense), net:
Interest, net of capitalized interest	(783)	(3,698)	(25,636)	7 (e)	2,918	9 (a)	1,209	11 (b)	(25,990)
Other	(1,439)	446	—		—		3	11 (a)	(990)
(Loss) income before income taxes	(24,391)	7,919	(24,738)		2,918		10,302		(27,990)
Income tax (benefit) expense	(12,934)	225	(7,828)	7 (f)	1,021	9 (b)	(265)	11 (a)	(19,781)
Net (loss) income from continuing operations	$(11,457)	$7,694	$(16,910)		$1,897		$10,567		$(8,209)

Net (loss) income from continuing operations per average common share:
Basic:	$(0.53)	$—						12	$(0.24)
Diluted:	$(0.53)	—						12	$(0.24)

Weighted-average number of common shares outstanding:
Basic:	21,570	—							34,508
Diluted:	21,570	—							34,508

(1)	For the year ended January 2, 2018
See notes to unaudited pro forma condensed combined financial information.

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statements of Operations
Fiscal Year Ended December 27, 2016

(Amounts in thousands, except per share data)	Historical Del Frisco	Disposal Adjustments		Pro Forma Combined
Revenues	$351,681	$(77,797)	11 (a)	$273,884
Costs and expenses:
Cost of sales	99,181	(22,862)	11 (a)	76,319
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	169,300	(36,877)	11 (a)	132,423
Marketing and advertising costs	8,260	(2,471)	11 (a)	5,789
Pre-opening costs	3,446	—		3,446
General and administrative costs	25,131	(5,017)	11 (a)	20,114
Reorganization severance	793	—		793
Lease termination and closing costs	1,031	(889)	11 (a)	142
Impairment charges	598	(598)	11 (a)	—
Depreciation and amortization	18,865	(3,962)	11 (a)	14,903
Total costs and expenses	326,605	(72,676)		253,929
Operating income	25,076	(5,121)		19,955
Other income (expense), net:
Interest, net of capitalized interest	(70)	—		(70)
Other	(432)	3	11 (a)	(429)
(Loss) income before income taxes	24,574	(5,118)		19,456
Income tax (benefit) expense	6,808	(1,317)	11 (a)	5,491
Net (loss) income from continuing operations	$17,766	$(3,801)		$13,965

Net (loss) income from continuing operations per average common share:
Basic:	$0.76		12	$0.60
Diluted:	$0.76		12	$0.60

Weighted-average number of common shares outstanding:
Basic:	23,322			23,322
Diluted:	23,435			23,435

See notes to unaudited pro forma condensed combined financial information.

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statements of Operations
Fiscal Year Ended December 29, 2015

(Amounts in thousands, except per share data)	Historical Del Frisco	Disposal Adjustments		Pro Forma Combined
Revenues	$331,612	$(78,983)	11 (a)	$252,629
Costs and expenses:
Cost of sales	95,963	(23,703)	11 (a)	72,260
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	156,337	(36,515)	11 (a)	119,822
Marketing and advertising costs	7,745	(2,344)	11 (a)	5,401
Pre-opening costs	5,228	—		5,228
General and administrative costs	23,111	(5,145)	11 (a)	17,966
Lease termination and closing costs	1,386	(5)	11 (a)	1,381
Impairment charges	3,248	—		3,248
Depreciation and amortization	16,776	(3,951)	11 (a)	12,825
Total costs and expenses	309,794	(71,663)		238,131
Operating income	21,818	(7,320)		14,498
Other income (expense), net:
Interest, net of capitalized interest	(77)	—		(77)
Other	(236)	20	11 (a)	(216)
(Loss) income before income taxes	21,505	(7,300)		14,205
Income tax (benefit) expense	5,507	(2,345)	11 (a)	3,162
Net (loss) income from continuing operations	$15,998	$(4,955)		$11,043

Net (loss) income from continuing operations per average common share:
Basic:	$0.68		12	$0.47
Diluted:	$0.68		12	$0.47

Weighted-average number of common shares outstanding:
Basic:	23,380			23,380
Diluted:	23,517			23,517

See notes to unaudited pro forma condensed combined financial information.

DEL FRISCO’S RESTAURANT GROUP, INC. AND SUBSIDIARIES
Notes to the Unaudited Pro Forma Condensed Combined Financial Information
Note 1 - Description of the Transactions
On May 7, 2018, the Company entered into a Purchase Agreement (as defined below) to (i) purchase of all of the outstanding equity interests of RCP Barteca Corp., a Delaware corporation (“RCP Blocker”) and General Atlantic (BT) Blocker, LLC, a Delaware limited liability company (“GA Blocker” and, together with RCP Blocker, the “Blockers”) and (ii) merger of Bentley Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with and into Barteca Holdings, LLC, a Delaware limited liability company (“Barteca”), with Barteca surviving such merger as a wholly owned subsidiary of the Company. The acquisition occurred pursuant to the terms of the Purchase Agreement and Plan of Merger (the “Purchase Agreement”) by and among the Company, Merger Sub, Barteca, RCP Blocker, GA Blocker, the owners of the Blockers and the Sellers’ Representative named therein. The acquisition closed on June 27, 2018 (the "Closing Date") for a purchase price of $325 million, subject to customary adjustments for debt, cash and working capital (“Barteca Acquisition”).
In connection with the completion of the acquisition, on the Closing Date, the Company entered into a new credit agreement (the "Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent, the other agents and arrangers party thereto and the several lenders party thereto, to fund a portion of the $325 million purchase price. The Credit Agreement provided for (i) senior secured term loans in aggregate principal amount of $390 million (“Term Loan B”) and (ii) senior secured revolving credit commitments in an aggregate principal amount of $50 million (“Related Transactions”).
On August 1, 2018, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”) with Piper Jaffray & Co. and J.P. Morgan Securities LLC, as representatives of the underwriters (collectively, the “Underwriters”), with respect to (i) the sale by the Company of 11,250,000 shares of the Company’s common stock, par value $0.001 per share, to the Underwriters and (ii) the grant by the Company to the Underwriters of an option (the “Option”) to purchase up to 1,687,500 additional shares of the Company’s common stock (together, the Shares”). The sale of the Shares, including the exercise in full of the Option, closed on August 6, 2018 (“Public Offering of Common Stock”). The total proceeds of $97.8 million from Public Offering of Common Stock were used to repay portion of Term Loan B (“Term Loan B repayment”).
On August 27, 2018 the Company amended Term Loan B (“First Amendment”). The First Amendment amends the Credit Agreement, to, among other things, provide the Company with additional term loans in an aggregate principal amount of $18,000,000 (the “Additional Term Loans”). The First Amendment also amends the Credit Agreement to increase the interest rate applicable to the Additional Term Loans and the existing term loans outstanding under the Credit Agreement (collectively, the “Term Loans”) to, at the Company’s option, a rate per annum equal to either a LIBOR rate or a base rate, plus an applicable margin, which is equal to 6.00% for LIBOR rate loans and 5.00% for base rate loans.
The transactions described above are collectively referred to as the “Transactions."
On September 17, 2018, the Company entered into a definitive Asset and Equity Purchase Agreement (the “Purchase Agreement”) with Sullivan’s Holding LLC, a Delaware limited liability company (“Buyer”), which is an affiliate of Romano’s Macaroni Grill. Pursuant to, and subject to the terms and conditions of, the Purchase Agreement, the Company will sell to the Buyer all of the outstanding equity interest of its Sullivan’s Steakhouse business, including Sullivan’s of Alaska, Inc., Sullivan’s of Arizona, Inc., Sullivan’s of Baltimore, Inc., California Sullivan’s, Inc., Sullivan’s of Delaware, Inc., Sullivan’s of Illinois, Inc., Sullivan’s of Indiana, Inc., Sullivan’s of Kansas, Inc., Louisiana Steakhouse, Inc., Sullivan’s Restaurants of Nebraska, Inc., Sullivan’s of North Carolina, Inc., North Philadelphia Sullivan’s, Inc., and Sullivan’s Franchise Corporation (the “Sullivan’s Subsidiaries”) and certain other assets of the Company and its subsidiaries related to the Sullivan’s Steakhouse restaurant business (the “Sullivan’s Divestiture”). The aggregate consideration payable by Buyer to the Company in the Transaction is $32 million, subject to customary adjustments set forth in the Purchase Agreement for inventory, debt of the Sullivan’s Subsidiaries and cash, which will be paid to the Company at the initial closing. The initial closing in respect of all of the Sullivan’s Subsidiaries other than Sullivan’s of North Carolina, Inc. and Sullivan’s of Delaware, Inc. occurred on September 21, 2018. Secondary closings in respect of Sullivan’s of North Carolina, Inc. and Sullivan’s of Delaware, Inc. are expected to occur by the end of the Company’s first quarter of 2019. The unaudited pro forma condensed combined statement of operations for the year ended December 29, 2015 does not reflect the estimated loss on sale of approximately $25.4 million, as the amount is non-recurring and not expected to have a continuing impact. This loss is reflected in retained earnings within the unaudited pro forma condensed combined balance sheet as of June 26, 2018.
Note 2 - Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X using the acquisition method of accounting in accordance with ASC 805, Business Combinations (“ASC 805”).

The acquisition method of accounting requires use of the fair value concepts defined in ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective and it is possible the application of reasonable judgment could result in different assumptions causing a range of alternative estimates using the same facts and circumstances.
ASC 805 requires the determination of the accounting acquirer, the acquisition date, the fair value of assets and liabilities of the acquiree and the measurement of goodwill. Del Frisco’s has been identified as the acquirer for accounting purposes based on the facts and circumstances specific to this transaction. As a result, Del Frisco’s will record the business combination in its financial statements and will apply the acquisition method to account for the acquired assets and liabilities of Barteca. Applying the acquisition method includes recording the identifiable assets acquired and liabilities assumed at their fair values, and recording goodwill for the excess of the consideration transferred over the aggregate fair value of the identifiable assets acquired and liabilities assumed. For purposes of the unaudited pro forma condensed combined financial information, the fair values of Barteca’s identifiable assets acquired and liabilities assumed were based on preliminary estimates. The final determination of the fair values of assets acquired and liabilities assumed could result in material changes to the amounts presented in the unaudited pro forma condensed combined financial information and future results of operations and financial position.
The unaudited pro forma condensed combined financial information was prepared on a combined basis. There were no material transactions between Del Frisco’s and Barteca during the periods presented that would need to be eliminated.
The Sullivan’s Divestiture, which is accounted for as a discontinued operation in accordance with ASC 205-20, Presentation of Financial Statements, Discontinued Operations. ASC 205-20 states that a component of a reporting entity that is disposed of or meets the criteria to be classified as held for sale should be reported in discontinued operations if the disposal represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results. As a result of the sale, the results of operations of Sullivan’s will be presented as discontinued operations in consolidated statements of operations for all periods presented in the annual financial statements to be filed on Form 10-K for the year ended December 25, 2018.
Footnotes Related to the Barteca Acquisition
Note 3 - Conforming Accounting Policies
During the preparation of the unaudited pro forma condensed combined financial information, the Company performed an initial review of the accounting policies of Barteca to determine if differences in accounting policies require reclassification or adjustment. As result of that review, the Company did not become aware of any material differences between the accounting policies of the two companies, other than certain reclassifications necessary to conform to Del Frisco’s financial statement presentation. These reclassifications are described in Note 4 below. When management completes a final review of Barteca’s accounting policies, additional differences may be identified that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
Note 4 - Reclassifications
Certain reclassification adjustments have been made to conform Barteca’s financial statement presentation to that of Del Frisco’s as indicated in the tables below.

a)	The reclassification adjustments to conform Barteca’s balance sheet presentation to that of Del Frisco’s have no impact on net assets and are summarized below:

Unaudited Condensed Consolidated Balance Sheet As of April 3, 2018

(Amounts in thousands)	Historical Barteca	Reclassifications to Del Frisco's Presentation	Historical Barteca as presented
ASSETS
Current assets:
Cash and cash equivalents	$3,005	$—	$3,005
Accounts receivable	1,000	(1,000)	—
Tenant allowance receivables	2,133	(2,133)	—
Inventory	2,058	—	2,058
Due from employees	1,275	(1,275)	—
Lease incentives receivable	—	2,133	2,133
Prepaid expenses and other assets	2,424	2,275	4,699
Total current assets	11,895	—	11,895
Property and equipment:
Leasehold improvements	43,469	—	43,469
Furniture, fixtures, and equipment	18,965	—	18,965
Building improvements	15,572	—	15,572
Construction in progress	3,616	—	3,616
Property and equipment, gross	81,622	—	81,622
Less accumulated depreciation	(20,045)	—	(20,045)
Property and equipment, net	61,577	—	61,577
Security deposits	1,387	(1,387)	—
Liquor license	821	(821)	—
Interest rate swap	144	(144)	—
Intangible assets - other, net	340	(340)	—
Intangible asset - trade names	2,250	(2,250)	—
Goodwill	24,756	—	24,756
Intangible assets, net	—	2,590	2,590
Other assets	—	2,352	2,352
Total assets	$103,170	$—	$103,170

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$3,287	$—	$3,287
Deferred revenue	—	1,068	1,068
Accrued expenses	2,448	(2,448)	—
Current portion of long-term debt	3,272	—	3,272
Current portion of financing lease obligations	1,066	(1,066)	—
Sales tax payable	1,061	43	1,104
Accrued payroll	1,626	—	1,626
Gift card liabilities	1,068	(1,068)	—
Other current liabilities	—	3,471	3,471
Total current liabilities	13,828	—	13,828
Noncurrent liabilities:
Long-term debt	55,520	—	55,520
Financing lease obligations, net of current portion	4,524	(4,524)	—
Obligation under capital lease	—	4,524	4,524
Interest rate swap liability	—	—	—
Deferred rent obligations	6,978	—	6,978
Total liabilities	80,850	—	80,850
Commitments and contingencies
Stockholders' equity:
Preferred stock	—	—	—
Common stock	—	3,085	3,085
Class A Common Units	3,085	(3,085)	—
Class B and Class C Common Units	—	—	—
Members' equity	19,235	(19,235)	—
Treasury stock	—	—	—
Additional paid in capital	—	—	—
Retained earnings	—	19,235	19,235
Total stockholders' equity	22,320	—	22,320
Total liabilities and stockholders' equity	$103,170	$—	$103,170

b)	The reclassification adjustments to conform Barteca’s statements of operations presentation to that of Del Frisco’s have no impact on net income and are summarized below:
Unaudited Condensed Consolidated Statement of Operations
Period from April 4, 2018 to June 26, 2018

(Amounts in thousands)	Historical Barteca	Reclassifications to Del Frisco's Presentation	Historical Barteca as presented
Revenues	$—	$36,938	$36,938
Food	21,356	(21,356)	—
Wine, liquor, beer and other beverages	15,454	(15,454)	—
Other revenues	128	(128)	—
Costs and expenses:
Cost of sales	—	8,956	8,956
Cost of restaurant sales	8,956	(8,956)	—
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	—	17,444	17,444
Insurance recovery	—	—	—
Marketing and advertising costs	—	—	—
Pre-opening costs	353	—	353
General and administrative costs	3,363	9,048	12,411
Donations	—	—	—
Consulting project costs	—	—	—
Acquisition and disposition costs	—	1,124	1,124
Reorganization severance costs	—	—	—
Lease termination and closing costs	—	—	—
Impairment charges	—	—	—
Depreciation and amortization	1,969	—	1,969
Share-based compensation	8,932	(8,932)	—
Deal expense	1,124	(1,124)	—
Restaurant labor	11,190	(11,190)	—
Restaurant occupancy costs	1,734	(1,734)	—
Management fees	116	(116)	—
Loss (gain) from settlement	—	—	—
Restaurant operating expenses	4,520	(4,520)	—
Total costs and expenses	42,257	—	42,257
Insurance settlements	—	—	—
Operating income	(5,319)	—	(5,319)
Other income (expense), net:
Interest, net of capitalized interest	—	(1,172)	(1,172)
Interest expense	(1,172)	1,172	—
Loss on disposal of assets	(1)	1	—
Other	—	(1)	(1)
Income before income taxes	(6,492)	—	(6,492)
Income tax expense	218	—	218
Net income	$(6,710)	$—	$(6,710)

Unaudited Condensed Consolidated Statement of Operations
Thirteen Weeks Ended April 3, 2018

(Amounts in thousands)	Historical Barteca	Reclassifications to Del Frisco's Presentation	Historical Barteca as presented
Revenues	$—	$31,280	$31,280
Food	17,874	(17,874)	—
Wine, liquor, beer and other beverages	13,278	(13,278)	—
Other revenues	128	(128)	—
Costs and expenses:
Cost of sales	—	7,735	7,735
Cost of restaurant sales	7,735	(7,735)	—
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	—	15,733	15,733
Insurance recovery	—	—	—
Marketing and advertising costs	—	—	—
Pre-opening costs	396	—	396
General and administrative costs	3,462	84	3,546
Donations	—	—	—
Consulting project costs	—	—	—
Acquisition and disposition costs	—	—	—
Reorganization severance costs	—	—	—
Lease termination and closing costs	—	—	—
Impairment charges	—	—	—
Depreciation and amortization	1,689	—	1,689
Restaurant labor	10,045	(10,045)	—
Restaurant occupancy costs	1,392	(1,392)	—
Management fees	84	(84)	—
Loss (gain) from settlement	—	—	—
Restaurant operating expenses	4,296	(4,296)	—
Total costs and expenses	29,099	—	29,099
Insurance settlements	—	—	—
Operating income	2,181	—	2,181
Other income (expense), net:
Interest, net of capitalized interest	—	(1,075)	(1,075)
Interest expense	(1,075)	1,075	—
Loss on disposal of assets	—	—	—
Other	—	—	—
Income before income taxes	1,106	—	1,106
Income tax expense	72	—	72
Net income	$1,034	$—	$1,034

Consolidated Statement of Operations
Year Ended January 2, 2018

(Amounts in thousands)	Historical Barteca	Reclassifications to Del Frisco's Presentation	Historical Barteca as presented
Revenues	$—	$128,169	$128,169
Food	72,584	(72,584)	—
Wine, liquor, beer and other beverages	55,041	(55,041)	—
Other revenues	544	(544)	—
Costs and expenses:
Cost of sales	—	31,869	31,869
Cost of restaurant sales	31,869	(31,869)	—
Restaurant operating expenses (excluding depreciation and amortization shown separately below)	—	63,629	63,629
Insurance recovery	—	—	—
Marketing and advertising costs	—	—	—
Pre-opening costs	2,134	—	2,134
General and administrative costs	12,847	407	13,254
Donations	—	—	—
Consulting project costs	—	—	—
Acquisition and disposition costs	—	—	—
Reorganization severance costs	—	—	—
Lease termination and closing costs	—	—	—
Impairment charges	—	—	—
Depreciation and amortization	6,112	—	6,112
Restaurant labor	40,303	(40,303)	—
Restaurant occupancy costs	5,759	(5,759)	—
Management fees	407	(407)	—
Loss (gain) from settlement	(674)	674	—
Restaurant operating expenses	17,567	(17,567)	—
Total costs and expenses	116,324	674	116,998
Insurance settlements	—	—	—
Operating income	11,845	(674)	11,171
Other income (expense), net:
Interest, net of capitalized interest	—	(3,698)	(3,698)
Interest expense	(3,698)	3,698	—
Loss on disposal of assets	(228)	228	—
Other	—	446	446
Income before income taxes	7,919	—	7,919
Income tax (benefit) expense	225	—	225
Net income	$7,694	$—	$7,694

Note 5 - Preliminary Purchase Price Allocation
The following table summarizes the preliminary calculation of consideration transferred and the allocation of the purchase price to the net assets acquired as if the acquisition had been completed on June 26, 2018 (amounts in thousands).

Preliminary purchase consideration:
Contractual purchase price	$325,000
Barteca historical cash balance	3,005
Barteca cash received for settlement of employee note	1,115
Pro forma preliminary consideration transferred	$329,120

Less: Net assets acquired:
Total current assets	11,895
Property and equipment	67,465
Intangible assets	137,340
Other assets	2,352
Total current liabilities	(10,763)
Deferred tax liabilities	(16,244)
Obligation under capital lease	(4,524)
Total net assets acquired	187,521

Goodwill attributable to Barteca acquisition	$141,599
Note 6 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of pro forma Balance Sheet date

a)	Cash and cash equivalents - The increase in cash and cash equivalents of $2.1 million, was determined as follows (amounts in thousands):

Sources	Amount	Uses	Amount
New Term Loan B	$390,000	Consideration transferred, net of cash acquired	$325,000
New Revolver	4,500	Repayment of Del Frisco's debt	38,109
Cash from Del Frisco's historical balance sheet	897	Estimated fees and expenses	21,599
Reclass Del Frisco's cash overdraft	(4,655)	Cash to Del Frisco's pro forma balance sheet	6,034
Total Sources	$390,742	Total Uses	$390,742

b)
Prepaid expenses and other assets - The decrease in prepaid expenses and other assets of $1.1 million reflects the contractually stipulated settlement of the due from employee note receivable recorded in Barteca’s historical balance sheet. The note was settled in cash at the close of the transaction. The settlement of the note is factually supportable and directly related to the Transactions.

c)
Property and equipment, net - The increase in property and equipment, net of $5.9 million represents the change from Barteca’s historical net book value to preliminary estimated fair value as follows (amounts in thousands):

Asset Class	Estimated Preliminary Fair Value	Historical Book Value	Pro Forma Adjustment
Leasehold improvements	$37,960	$43,469	$(5,509)
Furniture, fixtures and equipment	12,392	18,965	(6,573)
Building improvements	13,497	15,572	(2,075)
Construction in progress	3,616	3,616	—
Accumulated Depreciation	—	(20,045)	20,045
Total property and equipment, net	$67,465	$61,577	$5,888

d)	Goodwill - The increase in goodwill of $116.8 million is calculated as follows (amounts in thousands):

Consideration transferred	$329,120
Less: Fair value of net assets acquired	187,521
Total estimated goodwill	141,599
Less: Barteca historical goodwill	24,756
Pro forma adjustment to goodwill	$116,843

e)
Intangible assets, net - The increase in intangible assets, net of $134.8 million represents the change from Barteca’s historical net book value to preliminary estimated fair value as follows (amounts in thousands):

Asset Class	Estimated Preliminary Fair Value	Historical Book Value	Pro Forma Adjustment
Trade names - Barcelona Wine Bar	$47,000	$2,000	$45,000
Trade names - Bartaco	90,000	250	89,750
Intangible assets - other	340	340	—
Total intangible asset, net	$137,340	$2,590	$134,750
The Barcelona Wine Bar and bartaco trade names have indefinite lives.

f)
Financing transactions - The Transactions include repayment of Barteca’s outstanding indebtedness, repayment of Del Frisco’s outstanding indebtedness, and borrowings under the Credit Agreement which provides for senior secured term loans in an aggregate principal amount of $390 million and revolving credit commitments in an aggregate principal amount of $50 million, of which $4.5 million was drawn at the acquisition date. These financing transactions had the following effect on the unaudited pro forma condensed combined balance sheet:

•	increase in other assets of $1.3 million related to debt issuance costs incurred on the revolving credit facility;

•
increase in current portion of long-term debt of $0.6 million related to the $3.9 million current portion of the senior secured term loans offset by repayment of $3.3 million of Barteca’s outstanding indebtedness as of the pro forma balance sheet date;

•	decrease in other current liabilities of $0.2 million related to repayment of accrued interest outstanding on the Del Frisco’s and Barteca debt; and

•
increase of $278.8 million in long-term debt related to the incurrence of $390.0 million in borrowings under the senior secured term loan, net of $3.9 million in current portion of long-term debt, $4.5 million in revolving credit commitments, offset by debt issuance costs of $18.3 million and the repayment of $38.0 million of Del Frisco’s indebtedness (without a permanent reduction in commitment) and $55.5 million of Barteca indebtedness outstanding as of the pro forma balance sheet date.

g)
Other current liabilities - The increase in other current liabilities of $0.1 million reflects an increase in accrued compensation of $0.3 million for a key executive, offset by a decrease of $0.2 million related to repayment of accrued interest outstanding on the Del Frisco’s and Barteca debt.

h)	Deferred rent obligations - The decrease in deferred rent of $7.0 million results from fully eliminating the account balance in purchase accounting.

i)
Deferred income taxes, net - The increase in deferred income taxes, net of $16.2 million reflects the deferred tax impact of the fair value adjustments discussed above. Preliminary deferred taxes have been estimated based on a tax rate of 21%, which approximates the statutory tax rate in effect as of the pro forma balance sheet date. The actual effective tax rate of Del Frisco’s could be materially different from the rate presented in the unaudited pro forma condensed combined financial information.

j)	Stockholders’ equity -The decrease in equity balances, consists of the following:

(Amounts in thousands)	Common stock	Retained earnings	Total adjustment to equity
Elimination of historical equity of Barteca	$(3,085)	$(19,235)	$(22,320)
Transaction expenses incurred by Del Frisco's	—	(2,060)	(2,060)
Pro forma adjustment to total stockholders' equity	$(3,085)	$(21,295)	$(24,380)

Note 7 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the twenty six weeks ended June 26, 2018 and the fiscal year ended December 26, 2017

a)
Restaurant operating expenses (excluding depreciation and amortization shown separately below) - The increase in restaurant operating expenses of $0.1million for the twenty six weeks ended June 26, 2018 and $0.2 million for the year ended December 26, 2017 reflect incremental rent expense calculated for Barteca lease agreements with escalating rent payments. Rent expense was recalculated on a straight-line basis starting from the acquisition date and based on the remaining term of the assumed lease.

b)	General and administrative costs - For the twenty six weeks ended June 26, 2018, the decrease in general and administrative costs of $1.6 million primarily consists of the following:

•	elimination of management fees historically paid by Barteca to Rosser Capital Partners of $0.2 million as the agreement was terminated as of the acquisition date; and

•	net decrease of $1.4 million in share-based compensation expense to reflect impact of employment agreements entered into with Barteca executives receiving replacement awards upon transaction closing.
For the year ended December 26, 2017, the decrease in general and administrative costs of $0.3 million consists of the following:

•	elimination of management fees historically paid by Barteca to Rosser Capital Partners of $0.4 million as the agreement was terminated as of the acquisition date; and

•	increase of $0.1 million in stock-based compensation expense to reflect new compensation agreements entered into with Barteca executives as of the acquisition date.

General and administrative costs include approximately $7.5 million in incremental share-based compensation costs, which have not been reversed in these pro forma financial statements, related to the accelerated vesting of Barteca awards upon a change in control.

c)
Acquisition and disposition costs - The decrease of $5.4 million in acquisition and disposition costs for the twenty six weeks ended June 26, 2018 represents the elimination of costs directly related to the Transactions of $4.3 million and $1.1 million included in the historical financial statements of Del Frisco’s and Barteca, respectively.

d)
Depreciation and amortization - The net decrease in depreciation expense of $1.0 million for the twenty six weeks ended June 26, 2018 and $0.8 million for the year ended December 26, 2017 was determined as follows, based on preliminary estimates of fair value and estimated useful lives (amounts in thousands):

Asset Class	Useful Life	Estimated Preliminary Fair Value	26 Weeks Ended June 26, 2018	Fiscal Year Ended December 26, 2017
Leasehold improvements	13	$37,960	$1,460	$2,920
Furniture, fixtures, and equipment	3-7	12,392	966	1,935
Building improvements	30	13,497	224	450
Construction in progress	—	3,616	—	—
Total recalculated depreciation expense		$67,465	$2,650	$5,305
Less: Historical Barteca depreciation expense			3,658	6,112
Total pro forma adjustment to depreciation expense			$(1,008)	$(807)
A 10% change in the valuation of property and equipment would cause a corresponding increase or decrease in the balance of goodwill, and annual depreciation expense would increase or decrease by approximately $0.5 million, assuming an overall weighted-average useful life of 14 years.

e)
Interest, net of capitalized interest - The following table summarizes key terms of the Credit Agreement. The stated rate of the term loan pursuant to the term loan documentation and agreed with the arrangers is LIBOR + 4.75%, which equals 6.875% as of the acquisition date. Refer to Note 9(a) below for discussion regarding changes in the interest rates pursuant to the First Amendment (amounts in thousands):

	Principal	Stated Interest Rate	Term in Years
Term loan	$390,000	6.88%	7
Revolving credit facility	4,500	5.63%	5
Total	$394,500
The net increase in interest expense was determined as follows, taking into consideration the above terms related to the Credit Agreement (amounts in thousands):

Components of pro forma interest expense adjustment:	26 Weeks Ended June 26, 2018	Fiscal Year Ended December 26, 2017
Cash interest expense	$13,447	$26,965
Commitment fee on revolving credit facility	114	228
Amortization of deferred financing costs on term loan	1,306	2,613
Amortization of revolving credit facility fees	126	250
Total pro forma interest expense	14,993	30,056
Less: Historical Del Frisco's interest expense	(747)	(722)
Less: Historical Barteca interest expense	(2,247)	(3,698)
Total adjustment to pro forma interest expense	$11,999	$25,636
There was approximately $394.5 million aggregate principal amount of variable-rate indebtedness on a pro forma basis. As such, financing costs are sensitive to changes in interest rates. For each 0.125% increase or decrease in actual or assumed interest rates, annual interest expense would increase or decrease by approximately $0.5 million. For each 0.25% increase or decrease in actual or assumed interest rates, annual interest expense would increase or decrease by approximately $1.0 million. For each $25 million decrease in principal amount of variable-rate indebtedness, annual interest expense would decrease by approximately $1.7 million.

f)
Income tax (benefit) expense - The net increase in income tax benefit reflects the tax effect of pro forma adjustments and additional estimated federal income tax assuming Barteca was a taxable entity for the periods presented. Tax expense was determined using statutory rates of 21% and 35% the twenty six weeks ended June 26, 2018, and for the year ended December 26, 2017, respectively. The Del Frisco’s effective tax rate could be materially different from the rate presented in this unaudited pro forma condensed combined financial information.

Footnotes Related Offering and Financing Adjustments
Note 8 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 26, 2018

a)
Cash and cash equivalents - The increase in cash and cash equivalents of $4.4 million reflects the $18.0 million increase in borrowings pursuant to the First Amendment offset by original issuance discount (“OID”) and debt issuance costs of $13.1 million, and by offering issuance cost of $0.4 million.

b)
Financing transactions - The Transactions include repayment of $97.8 million of Del Frisco’s outstanding indebtedness, write-off of the $18.3 million in deferred issuance costs described in Note 6(f), and an increase of $18.0 million due to borrowings under the First Amendment offset by OID and debt issuance costs of $13.2 million. These financing transactions had the following effect on the unaudited pro forma condensed combined balance sheet:

•	decrease in current portion of long-term debt of $1.0 million due to the change in outstanding indebtedness, and

•
decrease of $73.7 million in long-term debt due to the repayment of $97.8 million of Del Frisco’s indebtedness offset by $18.0 million in additional borrowings pursuant to the First Amendment, reclass of $1.0 million in debt from current to non-current, and a decrease of $5.1 million in capitalized OID and debt issuance costs.

c)
Common stock and Additional paid in capital - The increase in common stock and additional paid in capital of $97.3 million reflects issuance of 12,937,500 shares of common stock through the Public Offering of Common Stock.

d)
Retained earnings - The decrease of $18.3 million in retained earnings reflects the write-off of debt issuance costs incurred in connection with the original issuance of $390.0 million in long-term debt (described in Note 6f) in accordance with debt extinguishment guidance in ASC 470-50, Modifications and extinguishments.

Note 9 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the twenty six weeks ended June 26, 2018 and the fiscal year ended December 26, 2017

a)
Interest, net of capitalized interest - The net decrease of $1.4 million and $2.9 million in interest expense for the twenty six weeks ended June 26, 2018 and the year ended December 26, 2017, respectively, reflects the reduction of interest expense as a result of the $73.7 million reduction in debt (refer to tickmark 8(b) above) offset by an increase in the stated interest rate from 6.88% (as noted in tickmark 7(e) above) to 8.13%. The First Amendment increases the stated rate of interest for the term loan to LIBOR + 6.00%.

After the Public Offering of Common Stock, there was approximately $314.5 million aggregate principal amount of variable-rate indebtedness on a pro forma basis as of the balance sheet date. As such, financing costs are sensitive to changes in interest rates. For each 0.125% increase or decrease in actual or assumed interest rates, annual interest expense would increase or decrease by approximately $0.4 million.

b)
Income tax (benefit) expense - The net increase in income tax expense reflects the tax effect of pro forma adjustments. Tax expense was determined using statutory rates of 21% and 35% for the twenty six weeks ended June 26, 2018 and for the year ended December 26, 2017, respectively. The Del Frisco’s effective tax rate could be materially different from the rate presented in this unaudited pro forma condensed combined financial information.

Footnotes Related to the Sullivan’s Divestiture
Note 10 - Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 26, 2018

a)
Cash and cash equivalents - The increase in cash and cash equivalents of $10.4 million reflects the receipt of $29.9 million in net proceeds associated with the sale of Sullivan’s and repayment of Del Frisco’s outstanding indebtedness of $19.5 million.

b)	The adjustment reflects the removal of assets and liabilities associated with the sale of Sullivan’s.

c)	Deferred income taxes, net - The adjustment reflects the removal of deferred income tax asset associated with Sullivan’s.

d)
Financing transactions - The Sullivan’s Divestiture includes repayment of $19.5 million of Del Frisco’s outstanding indebtedness and write-off of $0.6 million in OID described in Note 8(b). These financing transactions had the following effect on the unaudited pro forma condensed combined balance sheet:

•	decrease in noncurrent portion of long-term debt of $18.9 million related the change in outstanding indebtedness; and

•	decrease of $0.6 million in retained earnings as a result of OID write off.

e)
Retained earnings - The decrease of $26.0 million reflects the $25.4 million loss arising from the sale of Sullivan’s, offset by the $0.6 million in write-off of OID. The loss was not included in the pro forma condensed consolidated statements of operations as this non-recurring item that is not expected to have a continuing impact.

Note 11 - Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations for the twenty six weeks ended June 26, 2018 and the fiscal years ended December 26, 2017, December 27, 2016, and December 29, 2015

a)	The adjustment represents the elimination of revenues, costs and expenses, other income (expenses) and income tax expense of Sullivan’s for each reporting period presented.

b)
Interest, net of capitalized interest - For the twenty six weeks ended June 26, 2018 and the year ended December 26, 2017, the adjustment represents the net decrease in interest expense of $0.6 million and $1.2 million, respectively, associated with the reduction in debt described in Note 10(d) above.

Note 12 - Net (loss) income from continuing operations per average common share
The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the condensed combined basic and diluted average shares of Del Frisco’s.

(Amounts in thousands, except per share data)	26 Weeks Ended June 26, 2018	Fiscal Year Ended December 26, 2017	Fiscal Year Ended December 27, 2016	Fiscal Year Ended December 29, 2015
Pro forma net income (loss) from continuing operations attributable to common shareholders	$(7,059)	$(8,209)	$13,965	$11,043
Basic weighted average number of common shares outstanding - historical	20,347	21,570	23,322	23,380
Diluted weighted average number of common shares outstanding - historical	20,347	21,570	23,435	23,517
Common shares issued	12,938	12,938	—	—
Basic weighted average number of common shares outstanding - pro forma	33,285	34,508	23,322	23,380
Diluted weighted average number of common shares outstanding - pro forma	33,285	34,508	23,435	23,517
Net income (loss) from continuing operations per average common share:
Basic - pro forma	$(0.21)	$(0.24)	$0.60	$0.47
Diluted - pro forma	$(0.21)	$(0.24)	$0.60	$0.47